EXHIBIT 10.8

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

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This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Agreement”) dated as of the Effective Date, between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and ADVANCED ANALOGIC TECHNOLOGIES, INCORPORATED, a Delaware corporation (“Borrower”), whose address is 830 East Arques Avenue, Sunnyvale, California 94085 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 Revolving Advances.

(a) Bank will make Advances not exceeding the Committed Revolving Line minus (i) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), (ii) minus the Cash Management Services Sublimit and minus (iii) the FX Reserve. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

(b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached hereto as Exhibit B. Bank will credit Advances to Borrower’s deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

(c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.1.2 Letters of Credit Sublimit. Bank will issue or have issued Letters of Credit for Borrower’s account not exceeding the Committed Revolving minus (i) the outstanding principal balance of the Advances minus (ii) the Cash Management Services Sublimit, and (iii) minus the FX Reserve; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed the Committed Revolving Line. Borrower’s reimbursement obligation relating to any such Letters of Credit shall be secured by cash upon termination of this Agreement for Letters of Credit which remain outstanding at such time. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3 Foreign Exchange Sublimit. If there is availability under the Committed Revolving Line, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is the Committed Revolving Line (the “FX Reserve”). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs and is continuing.

2.1.4 Cash Management Services Sublimit. Borrower may use cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”) in an amount up to the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower and any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

2.2 Overadvances. If Borrower’s Obligations under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the Committed Revolving Line, Borrower must immediately pay Bank the excess.

2.3 Interest Rate, Payments Interest Rate. Advances accrue interest on the outstanding principal balance at the per annum rate equal to the greater of either (i) 0.25 of one percentage point (0.25%) above the Prime Rate or (ii) 5.75% . After an Event of Default, Advances accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

(b) Payments. Interest due on the Committed Revolving Line is payable on the 14th of each month. Bank may debit any of Borrower’s deposit accounts including Account Number 3300235902 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue.

2.4 Bank Expenses

Borrower will pay all Bank Expenses (including reasonable attorneys fees and reasonable expenses) incurred through and after the date of this Agreement, which expenses are payable when due.

2.5 Prepayment

Borrower shall have the option at any time during the term of this Agreement to prepay all Obligations, without a premium or penalty, and thereupon to terminate this Agreement together with the Bank’s commitments and other undertakings hereunder, subject to the survival of the indemnity provisions as set forth herein and in any other Loan Documents.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) timely receipt of any Payment/Advance Form; and

(b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects unless such representation or warranty solely relates to an earlier date.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations. Notwithstanding the foregoing, the security interest granted herein does not extend to and the term “Collateral” does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent such prohibition is enforceable under applicable law or the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained). Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property which is reasonably likely to have a material adverse impact on Borrower’s business or financial condition. Without prior notice to Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower’s business or financial condition. Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

4.2 Authorization to File Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization and Authorization Borrower and each Subsidiary is duly existing and in good standing in its jurisdiction of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Except to the extent Borrower has given notice thereof to Bank in writing, Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 Collateral Borrower has good title to the Collateral, free of Liens except Permitted Liens or Borrower has Rights to each asset that is Collateral. Borrower has no other deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed, shipped or licensed to the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse) within the United States without first providing Bank with a warehouseman’s lien waiver or equivalent, in form and substance acceptable to Bank. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are a Domestic Eligible Account in any Borrowing Base Certificate. All Inventory, excluding Inventory processed and stored outside the United States, is in all material respects of good and marketable quality, free from material defects.

5.3 Litigation Except as shown in the Schedule or as described in Borrower’s S-1 registration statement, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4 No Material Adverse Change in Financial Statements All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 Solvency The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in compliance in all material respects with the law. Borrower and each Subsidiary has timely filed, or obtained appropriate extensions for filing with respect to, all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 Investments in Subsidiaries Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 Full Disclosure No material written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank in connection with, or in contemplation of entering into this Agreement and related documents, when taken together with all such written certificates and written statements to Bank and Borrower’s 10-Q and 10-K filings with the Securities and Exchange Commission, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading; it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6. AFFIRMATIVE COVENANTS

Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1 Government Compliance Borrower will maintain its and its Subsidiaries’ legal existence and good standing in their jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which such Person is subject, to the extent that noncompliance therewith could reasonably be expected to cause a Material Adverse Change.

6.2 Financial Statements, Reports, Certificates Borrower will deliver to Bank: (i) as soon as available, but no later than 45 days after the last day of each fiscal quarter, a compliance certificate signed by a Responsible Officer in the form of Exhibit D, and (ii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Change.

6.3 Inventory; Returns Borrower will keep all Inventory in good and marketable condition, free from material defects, except for those Inventory processed and stored outside the United States. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices in Borrower’s industry.

6.4 Taxes Borrower will make, and cause each Subsidiary to make, timely payment or timely request for extension of payment, of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 Insurance Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower’s industry. All property policies will have a lender’s loss payable endorsement showing Bank as loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, then, at Bank’s option, proceeds payable under any casualty policy will be payable to Bank on account of the Obligations.

6.6 Primary Accounts Borrower will maintain its primary banking relationship with Bank and will maintain at least $25,000,000 of its deposits with SVB Asset Management.

6.7 Financial Covenant Borrower will maintain at all times Net Cash of not less than $30,000,000.

6.8 Further Assurances Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS

For so long as Bank has an obligation to lend or there are any outstanding Obligations, Borrower shall not, without Bank’s prior written consent (which shall be a matter of its good faith business judgment), do any of the following:

7.1 Dispositions Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property (other than the use of cash or cash equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents), except for (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) Transfers of non-perpetual exclusive licenses in the ordinary course of Borrower’s business (provided that such exclusive licenses are limited to specified fields of use, or specific geographic location, or custom products developed for the exclusive use of a particular customer approved by at least one of Borrower’s Responsible Officers, and do not in each case or in the aggregate constitute a sale of the Intellectual Property that is the subject of such licenses); (iv) Transfers of unneeded, worn-out or obsolete Equipment; (v) other Transfers of assets having book values which in the aggregate do not exceed $1,000,000; (vi) Transfers of Intellectual Property developed by the Borrower which is unrelated to the design and manufacture of products sold in connection with Borrower’s primary business; (vii) Transfers consisting of Permitted Investments, and (viii) other Transfers permitted under Section 7.3 hereof.

7.2 Changes in Business, Ownership, Management or Locations of Collateral

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related or incidental thereto. Have a change in Responsible Officers (unless a replacement is approved by a majority of Borrower’s Board of Directors who are not employees of Borrower (the “Outside Directors”), within 180 days of the date of termination of such Responsible Officer, provided that if a majority of the Outside Directors determinate that such Responsible Officer shall not be replaced, then Borrower shall notify Agent within 30 days of such determination). Cause a Change of Control to occur. Without contemporaneous written notice, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (such as warehouses) in which Borrower maintains or stores Collateral with a book value of greater than $250,000, provided, however, that Borrower need not give such notice with respect to locations outside of the United States and Canada.

7.3 Mergers or Acquisitions Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. Notwithstanding the foregoing, a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6 Distributions; Investments Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment on or redeem, retire or purchase any capital stock other than Permitted Distributions.

7.7 Transactions with Affiliates Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person, (b) transactions constituting Permitted Investments and (c) transactions with Subsidiaries are permitted in Section 7, (d) transactions set forth on the Schedule. Notwithstanding the foregoing, Borrower shall notify Bank of any transaction under clause (a) of this Section 7.7 no later than 10 days after the consummation of such transaction. The foregoing notwithstanding, compensation arrangements for Borrower’s senior executive officers shall not to the requirements of this Section 7.7, to the extent that such arrangements are approved by Borrower’s Board of Directors.

7.8 Subordinated Debt Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

7.9 Compliance Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8. EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1 Payment Default If Borrower fails to pay any of the Obligations within 3 Business Days after their due date (other than Bank Expenses, as defined in Section 13.1, within 10 days after their due date), however, during such period no Credit Extensions will be made);

8.2 Covenant Default If Borrower fails to perform any obligation under Section 6.2 or 6.7 or violates any of the covenants contained in Section 7 of this Agreement, or

(b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3 Material Adverse Change If (i) a material impairment in the perfection or priority of Bank’s security interest in the Collateral or in the value of such Collateral other than normal depreciation which is not covered by adequate insurance occurs; or (ii) Bank determines, based on information available to it and in its reasonable judgment, that there is a substantial likelihood that Borrower will fail to comply with the covenants in Section 6.7 (the foregoing being defined as a “Material Adverse Change”);

8.4 Attachment If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5 Insolvency If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 45 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 Other Agreements If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $2,000,000;

8.7 Judgments If a money judgment(s) in the aggregate of at least $2,000,000 is rendered against Borrower and is unsatisfied and unstayed for 30 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8 Misrepresentations If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9. BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable; notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

(d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

(g) Dispose of the Collateral according to the Code.

9.2 Power of Attorney Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Bank Expenses If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Bank’s Liability for Collateral If Bank complies with reasonable banking practices and Section 9207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as provided above, Borrower bears all risk of loss, damage or destruction of the Collateral.

9.5 Remedies Cumulative Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.6 Demand Waiver Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10. NOTICES

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12. GENERAL PROVISIONS

12.1 Successors and Assigns This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2 Indemnification Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3 Time of Essence Time is of the essence for the performance of all obligations in this Agreement.

12.4 Severability of Provision Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6 Counterparts This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 Survival All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 Confidentiality All financial information (other than any such information contained periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Bank in writing and together with all other written information disclosed by Borrower to Bank that is marked “Confidential” shall be considered confidential for purposes hereof. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, that Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision and any transferee or purchaser, by agreeing to assume the obligations hereunder shall therefore agree to abide by the provisions hereof, including, without limitation, the provisions of this Section 12.8, and if Bank is unable to secure such potential transferee’s or purchaser’s agreement to this provision or another provision having substantially similar import and, further, if any such disclosure would violate any material provision of any securities laws or regulations applicable to Borrower, Bank will not make such a disclosure without the prior consent of the Borrower (not to unreasonably withheld) or will take other measures to preclude any such disclosure from causing or otherwise resulting in any such violation), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 Attorneys’ Fees, Costs and Expenses In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13. DEFINITIONS

13.1 Definitions In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

“Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Cash Equivalent” is a cash equivalents and short-term investment that would be shown on Borrower’s consolidated balance sheet in accordance with GAAP.

“Cash Management Services” are defined in Section 2.1.4.

“Change of Control” is a transaction in which any “person” or “group” (within the meaning of Section 13(d) or Section 14(d)(2) of the Securities and Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of greater than thirty-five percent (35%) of the shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors.

“Closing Date” is the date of the First Amendment.

“Code” is the Uniform Commercial Code, as applicable.

“Collateral” is the property described on Exhibit A.

“Committed Revolving Line” is (i) $20,000,000, so long as Net Cash is $40,000,000 or more, and (ii) $15,000,0000, so long as Net Cash is $30,000,000 or more, but less than $40,000,000.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Credit Extension” is each Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower’s benefit.

“Effective Date” is the date the conditions in Section 2 of the First Amendment are satisfied or waived in writing by Bank.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“First Amendment” is the First Amendment to Loan and Security Agreement, dated as of July 15, 2005, amending the Loan and Security Agreement, dated as of July 14, 2004, between Borrower and Bank, to which this Agreement is attached.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reserve” is defined in Section 2.1.3.

“GAAP” is generally accepted accounting principles.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title. Inventory shall not include those Inventory processed and stored at the facilities outside of the United States.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Letter of Credit” is defined in Section 2.1.2.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or other Persons with respect hereto, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change” in defined in Section 8.3.

“Net Cash” as of any date is the sum of (i) unrestricted cash, and (ii) Cash Equivalents, less Indebtedness outstanding (which includes for this purpose the undrawn face amount of Letters of Credit outstanding).

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin, and debts, liabilities, or obligations of Borrower assigned to Bank.

“Permitted Distributions” are:

(a) purchases of capital stock from former employees, consultants and directors;

(b) distributions or dividends consisting solely of Borrower’s capital stock;

(c) purchases for value of any rights distributed in connection with any stockholder rights plan;

(d) exchanges of securities of Borrower for other securities of Borrower that do not provide for any mandatory dividend or redemption prior to the Maturity Date; and

(e) other distributions, dividends or redemptions, retirements or purchases of Borrower’s capital stock, provided that after giving effect to the same Borrower remains in compliance with Section 6.7.

“Permitted Indebtedness” is:

(a) Borrower’s indebtedness to Bank under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and shown on the Schedule;

(c) Subordinated Debt;

(d) Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness secured by Permitted Liens.

(f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to the obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to Borrower and Contingent Obligations of Borrower with respect to the obligations of another Subsidiary (provided that the primary obligations are not prohibited hereby) that are permitted under clause (g) of the definition of Permitted Investments;

(g) obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for the purposes of speculation;

(h) Indebtedness consisting of reimbursement obligations under letters of credit issued for the benefit of any landlord or other Person or guarantees required to secure rental payments on any real estate lease;

(i) Indebtedness of any Person existing at the time such Person is merged with or into Borrower or becomes a Subsidiary as otherwise permitted hereby, provided that such Indebtedness is not incurred in connection with, or in contemplation of, such Person merging with and into the Borrower or becoming a Subsidiary of the Borrower.

(j) Indebtedness with respect to surety, appeal, indemnity, performance or other similar bonds incurred in the ordinary course of business;

(k) Other Indebtedness not otherwise permitted by Section 7.4 so long as Borrower is in compliance with Section 6.7; and

(l) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (k) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments shown on the Schedule and existing on the Closing Date;

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue; and Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank;

(c) Investments permitted by Borrower’s investment policy that has been approved by its board of directors (or a committee thereof) and Bank;

(d) Investments consisting of deposit and investment accounts in the name of Borrower;

(e) Investments consisting of extensions of credit to Borrower’s or its Subsidiaries’ customers in the nature of accounts receivable, prepaid royalties or notes receivable arising from the sale or lease of goods, provision of services or licensing activities of Borrower;

(f) Investments received in satisfaction or partial satisfaction of obligations owned by financially troubled obligors;

(g) Investments acquired in exchange for any other Investments in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization;

(g) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries to the extent that Borrower would be in compliance with Section 6.7 after giving effect thereto;

(h) Deposits, repayments and other credits to suppliers made in the ordinary course of business;

(i) Investments received in a transaction permitted under Section 7.3;

(j) Investments consistent of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers, in each case who are not Affiliates in the ordinary course of business;

(k) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business and (ii) loans to employees relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors as long as no cash proceeds are distributed in connection therewith; and

(l) Other Investments, if, on the date of incurring any Investments pursuant to this clause, Borrower is in compliance with Section 6.7.

“Permitted Liens” are:

(a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Purchase money Liens (including with respect to capital leases) (i) on property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) acquired or held by Borrower or its Subsidiaries incurred for financing such property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof), or (ii) existing on property (and accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) when acquired, if the Lien is confined to such property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof); provided, that the aggregate principal amount of the Indebtedness secured by such Liens may not exceed Five Million Dollars ($5,000,000) at any time;

(d) Licenses or sublicenses granted in the ordinary course of Borrower’s business and, with respect to any licenses where Borrower is the licensee, any interest or title of a licensor or under any such license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

(e) Leases or subleases entered into in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

(h) Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such accounts;

(i) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business;

(j) Easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do no in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and

(k) Liens on cash relating to Borrower’s real property ownership or leases.

(l) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceeding if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(m) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money;

(n) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o) Liens on insurance proceeds in favor of insurance companies granted solely to secure financed insurance premiums; and

(p) Liens not otherwise permitted, provided that the amount secured by all such Liens is not in excess of $500,000.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Qualified IPO” is the first underwritten sale of Borrower’s common stock to the public pursuant to a registration statement under the Securities Act of 1933, as amended, in which the Borrower issues shares for its own account for an aggregate net cash proceeds received by Borrower of not less than $60,000,000.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

“Revolving Maturity Date” is the earlier of (i) the first anniversary of the Qualified IPO closing, or (ii) September 30, 2006.

“Rights” as applied to the Collateral, means the Borrower’s rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrower’s power to transfer rights in such Collateral to Bank.

“Schedule” is any attached schedule of exceptions.

“Swap Contract” is any agreement or instrument described under clause (iii) of the definition of Contingent Obligations.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and the current portion of Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

BORROWER:

ADVANCED ANALOGIC TECHNOLOGIES, INCORPORATED

By: /s/ Richard Williams
Title: President, CEO and CTO

BANK:

SILICON VALLEY BANK

By: /s/ Teresa Li
Title: VP and Relationship Manager
Effective Date: 7/15/2005

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, (except for those processed and stored at the facilities outside of the United States), now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind,;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

A-1

All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include in any of the outstanding capital stock of a controlled foreign corporation (as such term is defined in the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and any confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”), except that the Collateral shall include the Proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are Proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrower that are Proceeds of the Intellectual Property.

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FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of July 15, 2005, by and between Advanced Analogic Technologies, Incorporated (the “Borrower”) and Silicon Valley Bank (“Bank”).

RECITALS

WHEREAS, Bank has extended a Committed Revolving Line to Borrower pursuant to the Loan and Security Agreement, dated July 13, 2004, by and between Borrower and Bank (as may be amended from time to time, the “Loan Agreement”; defined terms used herein without definition shall have the meanings set forth in the Amended and Restated Loan Agreement attached hereto as Attachment A);

WHEREAS, Borrower desires that Bank amend the Loan Agreement to provide that upon Borrower’s completion of its initial public offering of common stock (i) the Committed Revolving Line will become a non-formula line of credit and Bank’s commitment thereunder will be increased, (ii) the interest rate for the Committed Revolving Line will be adjusted, and (iii) the Revolving Maturity Date will be extended; and

WHEREAS, Bank is willing to so amend the Loan Agreement, on the conditions specified herein, and Borrower is willing to agree to such conditions;

NOW, THEREFORE, IT IS AGREED THAT:

1. AMENDMENT AND RESTATEMENT OF THE LOAN AGREEMENT. Effective upon the satisfaction of the conditions set forth in Section 2, the Loan Agreement shall be amended and restated to read in its entirety as set forth in Attachment A hereto.

2. CONDITIONS TO EFFECTIVENESS. This First Amendment shall be effective immediately but the amendment and restatement of the Loan Agreement set forth in Section 1 shall be effective upon:

(a) The closing of the first underwritten sale of Borrower’s common stock to the public pursuant to a registration statement under the Securities Act of 1933, as amended in which the Borrower issues shares for its own account for an aggregate net cash proceeds received by Borrower of not less than $60,000,000; and

(b) The payment to Bank of a fully earned, non-refundable success fee in the amount of $75,000.

3. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

4. CONDITIONS. The effectiveness of this Amendment is conditioned upon payment of all Bank Expenses relating to this Amendment:

5. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations and Loan Agreement hereunder, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents as modified by this Amendment. Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents as in effect prior to the effectiveness of this Amendment, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification agreements.

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6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

This Amendment is executed as of the date first written above.

BORROWER:		BANK:

ADVANCED ANALOGIC TECHNOLOGIES, INCORPORATED		SILICON VALLEY BANK

By:	/s/ Richard K. Williams	By:	/s/ Teresa Li

Name:	Richard K. Williams	Name:	Teresa Li

Title:	President, CEO and CTO	Title:	VP and Relationship Manager

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ATTACHMENT “A”

TO FIRST AMENDMENT

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	ADVANCED ANALOGIC TECHNOLOGIES, INCORPORATED

The undersigned Responsible Officer of Advanced Analogic Technologies, Incorporated (“Borrower”) certifies that to the best of Responsible Officer’s knowledge, under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending 6/30/05 with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the undersigned certifies that Borrower, and each Subsidiary, has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Responsible Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants Prior to Qualified IPO	Required		Complies
Monthly financial statements + CC	Monthly within 30 days		Yes	No
Annual (Audited)	FYE within 120 days		Yes	No
A/R & A/P Agings	Monthly within 20 days		Yes	No
A/R Audit	Initial and Semi-Annual		Yes	No
Borrowing Base Certificate	Monthly within 30 days		Yes	No

Financial Covenant Prior to Qualified IPO	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Liquidity Coverage	2.50:1.00	7.89:1.00	Yes	No

Reporting Covenants After Qualified IPO	Required		Complies
Compliance Certificate	Quarterly within 45 days		Yes	No
Quarterly on Form 10-Q	Quarterly within 45 days		Yes	No
Annual on Form 10-K(Audited)	FYE within 180 days		Yes	No

Financial Covenant After Qualified IPO	Required	Actual	Complies
Maintain at All Times:
Minimum Net Cash	$30,000,000	$	Yes	No

Borrower only has deposit accounts located at the following institutions:                             .

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Comments Regarding Exceptions: See Attached.

BANK USE ONLY

Sincerely,	Received by: AUTHORIZED SIGNER

Advanced Analogic Technologies, Incorporated	Date:
/s/ Ashok Chandran SIGNATURE	Verified: AUTHORIZED SIGNER
Corporate Controller TITLE	Date:
7/15/05 DATE	Compliance Status: Yes No

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